Exhibit 99.2

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Charles F. Finn, Chief Executive Officer and Michael C. Anderson, Chief Financial Officer of Wayne Savings Bancshares, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the annual report on Form 10-KSB/A for the year ended March 31, 2001 and that to the best of his knowledge:

(1) based on his knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

(2) based on his knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition and results of operations of the issuer as of, and for, the periods presented in the report.



   October 1, 2002                         /s/Charles F. Finn
----------------------------               --------------------------------
Date                                       Charles F. Finn,
                                           Chief Executive Officer


   October 1, 2002                         /s/Michael C. Anderson
----------------------------               --------------------------------
Date                                       Michael C. Anderson,
                                           Chief Financial Officer